Exhibit 10.1

SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of July 17, 2006, by and between COMERICA BANK (“Bank”) and VITALSTREAM HOLDINGS, INC., VITALSTREAM, INC. and VITALSTREAM BROADCASTING CORPORATION (each a “Borrower” and collectively, "Borrowers").

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of October 7, 2004, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 31, 2005 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.   Section 1.1 of the Agreement is hereby amended by adding or amending and restated the following defined terms:

"'Letter of Credit" means a commercial or standby letter of credit or similar undertaking issued by Bank at Parent's request in accordance with Section 2.1(b)(iii)."

"'Letter of Credit Sublimit' means a sublimit for Letters of Credit under the Revolving Line not to exceed $1,000,000."

"'Liquidity Ratio' means, with respect to any period, the ratio of (a) the sum of (i) Cash plus (ii) net trade Accounts, provided, however that such Accounts may comprise no more than 50% of the sum of the preceding clauses (i) and (ii), divided by (b) the sum of (i) the current and long term portions of all loans extended to Borrowers (including issued and outstanding letters of credit, except to the extent such letters of credit are cash secured) plus (ii) all capitalized leases; in each case as determined in accordance with GAAP, consistently applied."

"'Permitted Indebtedness' means:

(a) Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate in any fiscal year of Borrowers secured by a lien described in clause (c) of the defined term 'Permitted Liens;' provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d) Subordinated Debt;

(e) Indebtedness to trade creditors incurred in the ordinary course of business; and

(f) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the respective Borrower or its Subsidiary, as the case may be."

"'Permitted Liens' means the following:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the relevant Borrower maintains adequate reserves, provided the same have no priority over any of Bank's security interests;

(c) Liens not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000) in the aggregate (i) upon or in any Equipment (other than Equipment financed by an Equipment Advance) acquired or held by a Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9; and

(f) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions to secured standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts."

"'Revolving Line' means a Credit Extension of up to Two Million Two Hundred Thirty Five Thousand Dollars ($2,235,000) (inclusive of any amounts outstanding under the Letter of Credit Sublimit.)"

2.   The defined term "EBITDA" set forth in Section 1.1 of the Agreement is hereby deleted.

3.   Section 2.1(b)(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

"(i) Amount. Subject to and upon the terms and conditions of this Agreement (1) Parent may request Advances in an aggregate outstanding amount not to exceed the Revolving Line, less any amounts outstanding under the Letter of Credit Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrowers may prepay any Advances without penalty or premium."

4.   New Section 2.1(b)(iii) is hereby added to the Agreement to read in its entirety as follows:

"(iii) Letter of Credit Sublimit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrowers set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of one or all of the Borrowers such Letters of Credit as Parent may request by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit."

5.   New Section 2.1(b)(iv) is hereby added to the Agreement to read in its entirety as follows:

"(iv) Collateralization of Obligations Extending Beyond Maturity. If any Borrower has not secured to Bank's satisfaction its obligations with respect to any Letters of Credit by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in any one or all of Borrowers' name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit. Borrowers authorize Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by any Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit are outstanding or continue."

6.   Section 6.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

"6.7 Financial Covenants. Borrowers shall at all times maintain the following financial covenants:

(a) Minimum Cash. A balance of Cash at Bank of not less (i) Three Million Dollars ($3,000,000) when aggregate outstanding Advances and Equipment Advances are less than or equal to Three Million Dollars ($3,000,000); and (ii) Three Million Five Hundred Thousand Dollars ($3,500,000) when aggregate outstanding Advances and Equipment Advances are greater than Three Million Dollars ($3,000,000). Borrowers may not request or receive Advances in order to comply with this Section 6.7(a).

(b) Intentionally Omitted.

(c) Total Liabilities to Tangible Net Worth. A ratio of Total Liabilities to Tangible Net Worth of not more than 1.60 to 1.00.

(d) Minimum Liquidity Ratio. A Liquidity Ratio of not less than 1.40 to 1.00."

7.   Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

8.   No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

9.   Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

10.   Borrowers represent and warrant that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

11.   As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by each Borrower;

(b) a Certificate of the Secretary of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) a non-refundable amendment fee of $2,500, which may be debited from any of Borrowers' accounts;

(d) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts;

(e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

12.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of page intentionally left blank - Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VITALSTREAM HOLDINGS, INC.
By:	/s/ Philip Kaplan
Title: President & COO

VITALSTREAM, INC.
By: /s/ Philip Kaplan
Title: President & COO

VITALSTREAM BROADCASTING CORPORATION
By:	/s/ Philip Kaplan
Title: President & COO

COMERICA BANK
By:	Gary Reagan
Title:	Senior Vice President

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:        COMERICA BANK

FROM:      VITALSTREAM HOLDINGS, INC., for itself and on behalf of all Borrowers

The undersigned authorized officer of VITALSTREAM HOLDINGS, INC., for itself and on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) Each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies

Quarterly financial statements	Quarterly; within 45 days of Quarter end		Yes	No
Annual (CPA Audited)	FYE within 90 days		Yes	No
10K and 10Q	Within 5 days of filing		Yes	No
Compliance Cert.	Quarterly; within 45 days of Quarter end		Yes	No
A/R Audit	Initial and Semi-Annual		Yes	No
IP Report	Quarterly within 30 days		Yes	No
Total amount of Borrowers' cash and investments	Amount: $________
Total amount of Borrowers' cash and investments maintained with Bank	Amount: $________

Financial Covenant	Required	Actual	Complies

Measured at all Times:
Minimum Cash with Bank		$_____________
- when aggregate Advances[1]≤ $3,000,000	$3,000,000		Yes	No
- when aggregate Advances > $3,000,000	$3,500,000		Yes	No

Measured on a Quarterly Basis
Maximum Total Liabilities to Tangible Net Worth	1.60:1.00	______:1.00	Yes	No
Minimum Liquidity Ratio	1.40:1.00	______:1.00	Yes	No

[1] includes Advances and Equipment Advances

[Remainder of page intentionally left blank - Signature page follows]

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER
SIGNATURE	Date:

TITLE	Verified:
AUTHORIZED SIGNER
Date:
DATE
	Compliance Status	Yes	No